EXHIBIT 99.1
FOR IMMEDIATE RELEASE
MOBILE MINI, INC. COMPLETES MERGER WITH
MOBILE STORAGE GROUP, INC.
Announces Appointment of Three New Directors
Tempe, AZ – June 27, 2008 — Mobile Mini, Inc. (Nasdaq GS: MINI), the world’s leading provider of portable storage solutions, today announced that it has completed its merger with Mobile Storage Group, Inc. of Glendale, California, following approval at a Special Meeting of Stockholders on June 26, 2008 and securing a new $900 million asset-based revolving credit facility to fund the cash portion of the transaction, including the assumption of Mobile Storage’s outstanding debt.
Commenting on the merger, Steven Bunger, Chairman, President & Chief Executive Officer of Mobile Mini, stated, “This transaction has established Mobile Mini as the undisputed world leader of portable storage solutions with 79 branches in the US, three in Canada, 20 in the UK and one in The Netherlands. As such, we expect to continue providing our customers with leading portable storage solutions, our employees with unparalleled career opportunities, and our shareholders with industry leading growth. Financially, realizing on the consolidation synergies and capital expenditure reductions achievable through the merger will allow us to significantly increase operating free cash flow and thereby drive shareholder value through both growth and debt paydown. Since February, we have been fine tuning plans and timetables for branch consolidation and integration, and our initial expectations for cost synergies of at least $25 million on an annualized basis appear to be fully realizable by the end of fiscal 2009. We remain confident that the combined business will be solidly accretive to our earnings in the first full year of the combination.”
The merged company includes senior executives from both companies. Steven G. Bunger continues to serve as Chairman, President and Chief Executive Officer and Lawrence Trachtenberg as Mobile Mini’s Chief Financial Officer and Executive Vice President. Doug Waugaman, CEO of Mobile Storage Group, joins Mobile Mini as COO of Integration, reporting directly to Mr. Bunger. Jody Miller, Bill Armstead and Ron Halchishak, senior executives at Mobile Storage Group, have all been named Senior Vice Presidents of the combined organization.
“The merger with Mobile Storage Group will benefit our customers, employees and stockholders by broadening our geographic base and allowing us to cover most major markets for portable storage in both the US and the UK. The addition of Mobile Storage Group’s talented and experienced employees, as well as its significant resources, gives us a strategic advantage in servicing an expanded customer base,” Mr. Bunger continued.
Upon closing, Mobile Mini assumed Mobile Storage Group’s outstanding indebtedness and paid cash totaling approximately $562 million and issued 8,555,556 shares of Mobile Mini preferred stock with a liquidation preference of $154 million. As such, the transaction is valued at approximately $716 million.
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Mobile Mini News Release	Page 2
June 27, 2008
The preferred stock is initially convertible into 8,555,556 shares of Mobile Mini’s common stock for a fully diluted ownership in Mobile Mini of approximately 20%, as of March 31, 2008. In addition, the preferred stock will be mandatorily convertible into Mobile Mini common stock if, after the first year following the issuance of the preferred stock, Mobile Mini’s common stock trades above $23.00 per share for a period of 30 consecutive days. The preferred stock will not have any cash or payment-in-kind dividends, will impose no covenants upon Mobile Mini, and will include an optional redemption feature following the tenth year after the issue date.
In connection with merger, the Company entered into a new $900 million asset-based revolving credit facility, fully underwritten by Deutsche Bank AG, Bank of America and JP Morgan. Oppenheimer & Co. Inc. and Deutsche Bank Securities Inc. acted as financial advisors to Mobile Mini, and White & Case LLP acted as legal counsel. Lehman Brothers Inc. acted as financial advisor to Mobile Storage Group and Kirkland & Ellis LLP acted as legal counsel. Following the closing of the transaction, including repayment of Mobile Storage Group’s indebtedness, Mobile Mini currently has availability of over $280 million remaining under its new revolving credit facility.
Mobile Mini expects to issue revised 2008 pro forma guidance on or before August 7th when second quarter results are scheduled to be announced.
Appointment of New Directors
Following the consummation of the merger transaction, Mobile Mini expanded the size of its Board of Directors from six to eight by appointing Sanjay Swani and Michael E. Donovan to serve as directors, as designated by Welsh, Carson, Anderson & Stowe (“WCAS”), the major stockholder of Mobile Storage Group. Both Messrs. Donovan and Swani have served as members of the Mobile Storage Group Board of Directors since August 2006.
In addition, Frederick G. (“Rick”) McNamee has been named to Mobile Mini’s Board of Directors. He fills the vacancy resulting when Ronald J. Marusiak, a Mobile Mini director since 1996, stepped down to devote more of his time to his duties as the Division President of Micro-Tronics, Inc., a precision machining and tool and die company. Mr. Bunger commented, “We owe a huge debt of gratitude to Ron for all his years of dedicated service to our Company. During his tenure on the Board, Mobile Mini grew from 8 locations to 103 today and our total revenues went from $42.2 million to just under $320 million in 2007. We have enjoyed the benefits of Ron’s wise counsel, fairness and integrity, and natural entrepreneurial instincts for more than a decade. Therefore we are all delighted that Ron, who has considerable international business experience, has agreed to become a director of our UK business unit. We also welcome Rick to the Board, as well as Sanjay and Mike, and look forward to their insights and guidance, particularly following the business combination with Mobile Storage Group.”
Mr. Swani has been a General Partner of WCAS since 2001, having joined the firm as a Vice President in 1999. Earlier, Swani worked at Fox Paine & Company, L.L.C. and Morgan Stanley & Co. Incorporated in their mergers & acquisitions area and in their debt capital markets area. Mr. Swani currently serves on the Board of Directors of ITC DeltaCom, Inc. and several privately-held companies including Ozburn-Hessey Logistics, Inc., Vision Logistics Holding Corp., and Global Knowledge Networks, Inc. Mr. Swani has an undergraduate degree from Princeton University and graduate degrees from the MIT Sloan School of Management and Harvard Law School.
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Mobile Mini News Release	Page 3
June 27, 2008
Mr. Donovan joined WCAS in 2001 and is currently a Principal. Prior to joining WCAS, Mr. Donovan worked at Windward Capital Partners and the investment banking division of Merrill Lynch. Mr. Donovan currently serves on the Board of Directors of several privately-held companies, including Ozburn-Hessey Logistics, Inc., Vision Logistic Holding Corp. and United Surgical Partners International Inc. Mr. Donovan graduated with a B.A. from Yale University in 1998.
With 31 years experience in electronic manufacturing, Rick McNamee, has since 2000 been co-principal of Quadrus Consulting, a consulting practice primarily focused in the manufacturing operations and strategic planning domains. He has taken on a broad range of assignments utilizing his expertise in contract manufacturing, mergers and acquisitions, and business divestitures accumulated over a long career growing successful enterprises. Mr. Bunger noted, “When Ron decided to step down from our Board of Directors, I immediately thought of Rick, whom I have known and respected for many years. My fellow Board members agreed that we should fill the vacancy with someone who served as a CEO of a public company. We found the right person with Rick, who knows first hand what it takes to build successful companies and at the same time, enhance shareholder value, through a combination of internal growth and acquisitions.”
Upon earning his B.S. in Industrial Engineering from Purdue University in 1979, Mr. McNamee joined IBM in Austin, Texas working in manufacturing and engineering, eventually managing the Printed Wiring Board business unit, which generated $100 million in revenues and employed 1,000. In 1993 he joined Continental Circuits which manufactured complex, multi-layer circuit boards used in sophisticated electronic equipment for leaders in the computer, communications, instrumentation and industrial controls industries. As Chairman, President and CEO, he spearheaded Continental Circuits’ initial public offering and later sale to Hadco Corporation, where he served as Hadco’s interim chief technology officer, and senior vice president in charge of operations in Malaysia and Phoenix.
Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total fleet of approximately 285,000 of portable storage units and portable offices with 103 branches in the U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P Small Cap Index.
This news release contains forward-looking statements, particularly statements relating to planned reductions in capital expenditures, the ability to increase operating free cash flow, expected synergies and cost savings anticipated from the acquisition of Mobile Storage Group and expectations that the business combination will be accretive to earnings, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated, including the ability of Mobile Mini to successfully integrate Mobile Storage Group. Additional risks and uncertainties are described from time to time in the Company’s SEC filings. Forward-looking statements represent the judgment of the Company, as of the date of they are made (in this instance, the date of this release), and Mobile Mini disclaims any intent or obligation to update forward-looking statements.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Larry Trachtenberg, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		Lena Cati (212) 836-9611
(480) 894-6311		www.theequitygroup.com
www.mobilemini.com
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